UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2024

REAL BRANDS INC.

(Exact name of registrant as specified in its charter)

Nevada	0-28027	40-0014655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Humbert Street, North Providence, Rhode Island	02911
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 803-0004

Securities registered or to be registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2024, the Company received an email from Peter N. Christos stating that, strictly for personal reasons, he was resigning from the Company’s Board of Directors. Mr. Christos has confirmed that his decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. A copy of this Current Report on Form 8-K was sent to Mr. Christos prior to filing for his review and comment.

Effective May 3, 2024, Dr. Richard J. Goldberg was appointed to the Company’s Board of Directors. Dr. Goldberg was not a party to any material transactions with the Company, nor does he have any family relationship (as defined in Item 401 to Regulation S-K) with any director or executive officer of the Company.

Dr. Goldberg, age 75, has been a Professor, Dept. of Psychiatry and Human Behavior, at Brown University since 1990. Among his other positions were: Professor, Department of Medicine, Brown University (1990-2000); Adjunct Professor, Dept. of Psychiatry, Dartmouth Medical School (2000-2009); President, American Association of General Hospital Psychiatrists (1994-1997); Chairman, Fellowship Committee, American Association of Geriatric Psychiatry (2006-2009); Psychiatrist-in-Chief at Rhode Island Hospital (1987-2017); and an officer at Memoir Health, Lumeo Health, and Lifespan Healthcare Corporation. Dr. Goldberg received an A.B from Cornell University in 1970, an M.D. from State University of New York at Buffalo in 1974 and did Residency in Psychiatry at Yale University (1975-1978).

We expect that Dr. Goldberg will play a key role in developing strategy and advancing our research and development of psychedelic therapies for the treatment of an array of psychiatric conditions. Dr. Goldberg is party to an Advisory Agreement with the Company which provides for the payment of two million shares over the course of 12 months.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

REAL BRANDS INC.

May 7, 2024
By: /s/Thom Kidrin
Thom Kidrin, President